UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 30, 2018

PARSLEY ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36463	46-4314192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

303 Colorado Street, Suite 3000 Austin, Texas 78701
(Address of Principal Executive Offices) (Zip Code)

(737) 704-2300
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.
On April 30, 2018, Parsley Energy, Inc. (the “Company”), Parsley Energy, LLC (“Parsley LLC”), as borrower, certain subsidiaries of Parsley LLC (the “Guarantors”), Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), and the other lenders party thereto entered into the Sixth Amendment to Credit Agreement (the “Sixth Amendment”). The Sixth Amendment amends the Credit Agreement, dated as of October 28, 2016 (as previously amended and as further amended by the Sixth Amendment, the “Credit Agreement”), by and among the Company, Parsley LLC, the Guarantors, the Administrative Agent, JPMorgan Chase Bank, N.A., as syndication agent, BMO Harris Bank, N.A., as documentation agent, and the other lenders party thereto.
The Sixth Amendment, among other things, modifies the terms of the Credit Agreement to (i) increase the borrowing base under the Credit Agreement from $1.8 billion to $2.3 billion (although the aggregate elected commitments under the Credit Agreement will remain at $1.0 billion), (ii) decrease the applicable margins for borrowings under the Credit Agreement to a range of (A) 1.25% to 2.25% for LIBOR based borrowings and (B) 0.25% to 1.25% for alternative base rate based borrowings, with the specific applicable margins determined by reference to borrowing base utilization, (iii) reduce the frequency of scheduled borrowing base redeterminations from semi-annually to annually under certain circumstances, (iv) remove the cap on the amount of additional indebtedness allowed in the form of unsecured senior notes, (v) provide additional flexibility, subject to certain conditions, to make restricted payments, (vi) provide enhanced flexibility, subject to certain dollar limitations, to make investments in unrestricted subsidiaries and joint ventures and to make other investments, (vii) permit, subject to certain conditions, the dispositions of equity interests in unrestricted subsidiaries, and (viii) amend certain other negative covenants.
The Administrative Agent, the other lenders party to the Credit Agreement, and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company and its affiliates in the ordinary course of business for which they have received and would receive customary compensation. In addition, in the ordinary course of their various business activities, such parties and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investments and securities activities may involve the Company’s securities and/or instruments.
The foregoing description of the Sixth Amendment is qualified in its entirety by reference to the Sixth Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.
On May 3, 2018, the Company announced its financial and operating results for the three months ended March 31, 2018.  A copy of the Company’s news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 2.02 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure.
In addition, on May 3, 2018, the Company posted a first quarter presentation on the Company’s website, www.parsleyenergy.com.

The information furnished in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description
10.1
Sixth Amendment to Credit Agreement, dated as of April 30, 2018, among Parsley Energy, LLC, as borrower, Parsley Energy, Inc., each of the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, BMO Harris Bank, N.A., as documentation agent, and the lenders party thereto.

99.1	News Release, dated May 3, 2018, titled “Parsley Energy Announces First Quarter 2018 Financial And Operating Results.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARSLEY ENERGY, INC.

	By:	/s/ Colin W. Roberts
Colin W. Roberts
Executive Vice President—General Counsel
Dated: May 3, 2018

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